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                                                                    Exhibit (12)
FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
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                                                                    Three
                                                                   Months
                                                                    Ended
                                                                   Mar. 31,                 Years Ended December 31,
                                                               -----------     -----------------------------------------------------

(Dollars in millions)                                                1997          1996     1995      1994      1993         1992
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
EXCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations                   $          726         2,310    2,219     2,088     1,795          977
Fixed charges, excluding capitalized
  interest                                                            422         1,739    1,266       816       608          570
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Earnings                                              (A)  $        1,148         4,049    3,485     2,904     2,403        1,547
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Interest, excluding interest on deposits                   $          388         1,672    1,198       747       538          502
Distributions on guaranteed preferred
 beneficial interests                                                  17             -        -         -         -            -
One-third of rents                                                     17            67       68        69        70           68
Capitalized interest                                                    -             4        3         1         -            -
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Fixed charges                                         (B)  $          422         1,743    1,269       817       608          570
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Consolidated ratios of earnings to fixed
  charges, excluding interest on deposits         (A)/(B)            2.72 X        2.32     2.75      3.55      3.95         2.71
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INCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations                   $          726         2,310    2,219     2,088     1,795          977
Fixed charges, excluding capitalized
  interest                                                          1,165         4,699    4,120     2,862     2,552        3,010
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Earnings                                              (C)  $        1,891         7,009    6,339     4,950     4,347        3,987
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Interest, including interest on deposits                   $        1,131         4,632    4,052     2,793     2,482        2,942
Distributions on guaranteed preferred
 beneficial interests                                                  17             -        -         -         -            -
One-third of rents                                                     17            67       68        69        70           68
Capitalized interest                                                    -             4        3         1         -            -
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Fixed charges                                         (D)  $        1,165         4,703    4,123     2,863     2,552        3,010
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Consolidated ratios of earnings to fixed
  charges, including interest on deposits         (C)/(D)           1.62 X        1.49     1.54      1.73      1.70         1.32
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